SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 2, 2007

FINANCIAL INDUSTRIES CORPORATION
(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One
Austin, Texas 78730
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement.

Financial Industries Corporation (“FIC”) has entered into a change of control agreement (the “Agreement”) with William McCarthy, Senior Vice President and Chief Actuary of FIC, effective May 2, 2007. The following sets forth a description of certain of the material provisions of the Agreement:

•
This agreement applies if a change of control (as defined in the Agreement) of FIC or Investors Life Insurance Company of North America occurs, and Mr. McCarthy is terminated without cause (as defined in the Agreement) within twelve months after such change of control. The Agreement provides that in such an event, Mr. McCarthy’s then-current bi-weekly salary and benefits, including but not limited to health and life insurance, will continue to be paid by the Company for twelve months following his date of termination or until such time that he is actively employed, whichever comes first.

The foregoing descriptions of the agreements above do not purport to be complete and are qualified in their entirety by reference to agreements, which are incorporated herein by reference as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 -	Change of Control letter, dated May 2, 2007, by and between Financial Industries Corporation and William McCarthy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Industries Corporation

Date: May 7, 2007	By:	/s/ William B. Prouty
Name: William B. Prouty
Title: Chief Executive Officer